UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2015

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 4, 2015, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company”) approved increases in the annual base salaries for the following named executive officers (“NEOs”), effective October 18, 2015.

Name	FY 15 Base Salary	FY 16 Base Salary	Percentage Increase
Paul McNab, Executive Vice President, Chief Marketing Officer	$425,000	$435,000	2.35%

Dion Joannou, Senior Vice President, Sales	$400,000	$408,000	2.00%

In addition, the Board amended the Company’s Variable Pay Plan (the “VPP”) under which the majority of the Company’s employees, including the Company’s NEOs, have the opportunity to earn incentive bonuses based upon quarterly performance metrics, which shall be paid semi-annually. As amended, the Company will maintain separate performance targets and payout metrics for employees of the Company’s Optical Security and Performance Products business segment (the “OSP VPP”) and employees of the Company’s Network Enablement and Service Enablement business segments as well as shared services employees (the “NSE VPP”).

The Company’s NEOs’ target incentive opportunities (“TIO”) remain unchanged from fiscal year 2015. NEOs will only be eligible to participate in the NSE VPP, with the exception of Amar Maletira, the Company’s Chief Financial Officer, who will be eligible to participate in both the OSP VPP and NSE VPP, with 80% of his incentive calculated under the NSE VPP and 20% calculated under the OSP VPP. Under the terms of his employment agreement with the Company, Richard Belluzzo is not eligible to participate in either VPP.

The actual cash incentive payments awarded under the VPP will range from 0% to 200% of an employee’s TIO depending on the achievement by the applicable business segments of operating income objectives compared to the Company’s annual operating plan (“AOP”) with semi-annual payouts.

No payment will be made under the NSE VPP until the Company exceeds the AOP for the NSE business, at which point participating employees will receive a percentage of their TIO that will increase from 0% to 200% of TIO. For employees at the level of Director and above, no payout will occur until the NSE Operating Income is at or above 110% of AOP. To achieve the maximum TIO of 200%, the Company’s NSE business would have to exceed 500% of its AOP target. The actual incentive payments under the NSE VPP may be adjusted lower or higher by up to 25% based upon the discretion of the CEO.

No payment will be made under the OSP VPP until the Company exceeds 75% of the AOP for the OSP business, at which point participating employees will receive a percentage of their TIO that will increase from 0% to 200% of TIO. To achieve the maximum TIO of 200%, the Company’s OSP business would have to exceed 125% of its AOP target.

Final payments for the Company’s permanent chief executive officer, including any adjustments that would affect the permanent chief executive officer, must be approved by the independent members of the Board. Final payments, including any adjustments that would affect the other NEOs, must be approved by the Compensation Committee of the Board.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

	By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

November 10, 2015